[ORRICK, HERRINGTON & SUTCLIFFE LLP]
                                                                  Exhibit 5.1

                               November 13, 2000

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue
New York, New York  10010


Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3, to be filed by Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission on November 13, 2000 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Conduit Mortgage and Manufactured Housing Contract Pass-Through Certificates (the "Certificates"). The Certificates are issuable in series (each, a "Series") under either a separate Pooling and Servicing Agreement, among the Registrant, as depositor, the servicer named in the prospectus supplement and the trustee named in the prospectus supplement (each such agreement, a "Pooling and Servicing Agreement") or a separate Trust Agreement, between the Registrant, as depositor and the trustee named in the prospectus supplement (each such agreement, a "Trust Agreement"). The Certificates of each Series are to be sold as set forth in the Registration Statement, any amendment thereto, and the prospectus and prospectus supplement relating to such Series.

      We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

      Based on such examination, we are of the opinion that when the Certificates of such Series have been duly executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement or Trust Agreement relating to such Series and sold, the Certificates will be legally issued, fully paid, binding obligations of the trust created by the Pooling and Servicing Agreement or Trust Agreement, as applicable, and the holders of the Certificates will be entitled to the benefits of the Pooling and Servicing Agreement or the Trust Agreement, as applicable, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                Very truly yours,

                               /s/ Orrick, Herrington & Sutcliffe LLP

                               ORRICK, HERRINGTON & SUTCLIFFE LLP

                                                                     Exhibit 5.2

                                                              November 13, 2000





Credit Suisse First Boston Mortgage Securities Corp.
Eleven Madison Avenue
New York, New York  10010


           Re: Credit Suisse First Boston Mortgage Securities Corp. Registration Statement on Form S-3

Ladies and Gentlemen:

      We have acted as counsel for Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") relating to the Certificates (defined below) and the authorization and issuance from time to time in one or more series (each, a "Series") of Conduit Mortgage and Manufactured Housing Contract Pass-Through Certificates (the "Certificates"). Pursuant to Rule 429 of the Securities and Exchange Commission Rules and Regulations under the Securities Act of 1933, as amended (the "Securities Act"), the Prospectus Supplements and Prospectus contained in the Registration Statement also relate to the Company's registration statement No. 333-37616 as previously filed on Form S-3. The Registration Statement is being filed with the Securities and Exchange Commission under the Securities Act. As set forth in the Registration Statement, each Series of Certificates will be issued under and pursuant to the conditions of a separate pooling and servicing agreement or trust agreement (each, an "Agreement") among the Company, a trustee (the "Trustee") and, where appropriate, one or more servicers (the "Servicer"), each to be identified in the prospectus supplement for such Series of Certificates.

      We have examined copies of the Company's Certificate of Incorporation, the Company's By-laws and forms of each Agreement, as filed or incorporated by reference as exhibits to the Registration Statement, the forms of prospectus supplements and prospectus contained in the Registration Statement (the "Prospectus Supplements" and "Prospectus", respectively) and the forms of Certificates included in any Agreement so filed or incorporated by reference in the Registration Statement and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

      Based upon the foregoing, we are of the opinion that, assuming that the Certificates have been duly executed and authenticated by the Trustee, when delivered and paid for, the Certificates will be validly issued and outstanding and entitled to the benefits of the Agreement.

      In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein) and the federal laws of the United States of America.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement without admitting that we are "experts" within the meaning of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                               Very truly yours,


                                               /s/ Brown & Wood LLP